Exhibit 99.1

Exterran Corporation Announces First Quarter 2018 Results

Quarterly Highlights Include Sustained Revenue Growth and Sequential Margin Expansion Resulting from Ongoing, Focused Productivity Initiatives

HOUSTON, May 2, 2018 - Exterran Corporation (NYSE: EXTN) (“Exterran” or the “Company”) today announced net income from continuing operations for the first quarter of 2018 of $3.9 million, or $0.11 per share, on revenue of $350.4 million. This compares to net income from continuing operations of $2.1 million, or $0.06 per share, on revenue of $337.7 million for the fourth quarter of 2017 and net loss from continuing operations of $12.3 million, or $0.35 per share, on revenue of $245.4 million for the first quarter of 2017.

Andrew Way, Exterran’s President and Chief Executive Officer commented, “Revenue was the highest reported in eight quarters as we benefited from conversion of strong 2017 product bookings and contractual recoveries in our contract operations business. In addition, first quarter product bookings rebounded as expected from fourth quarter 2017 levels, with bookings of $193.4 million.

“We are pleased with the way the year has started, coupled with what we believe will be a very strong second quarter for contract operations and product orders, provides us strong momentum as we look to the second half of the year and beyond. Product segment margins continue to improve and our commercial teams continue to work their extensive project pipelines to capture new contract operations and aftermarket opportunities.”

Net income for the first quarter of 2018 was $5.3 million. This compares to net income of $6.7 million for the fourth quarter of 2017 and net income of $20.3 million for the first quarter of 2017.

EBITDA, as adjusted, was $50.7 million for the first quarter of 2018, as compared with EBITDA, as adjusted, of $50.5 million for the fourth quarter of 2017 and $34.5 million for the first quarter of 2017.

Selling, general and administrative expenses were $44.2 million in the first quarter of 2018, as compared with $44.5 million in the fourth quarter of 2017 and $44.4 million in the first quarter of 2017.

Contract Operations Segment
Contract operations revenue in the first quarter of 2018 was $96.5 million, a 1% increase from fourth quarter of 2017 revenue of $95.3 million and a 5% increase from first quarter of 2017 revenue of $92.0 million.

Contract operations gross margin in the first quarter of 2018 was $61.1 million, unchanged from fourth quarter of 2017 gross margin of $61.1 million and slightly lower from first quarter of 2017 gross margin of $61.2 million. Gross margin percentage in the first quarter of 2018 was 63%, as compared with 64% in the fourth quarter of 2017 and 67% in the first quarter of 2017.

The sequential revenue increase was primarily due to contractual recoveries, while the sequential gross margin percentage decrease was due to an increase in project expenses which are not expected to repeat.

Aftermarket Services Segment
Aftermarket services revenue in the first quarter of 2018 was $26.4 million, a 14% decrease from fourth quarter of 2017 revenue of $30.5 million and a 17% increase from first quarter of 2017 revenue of $22.5 million.

Aftermarket services gross margin in the first quarter of 2018 was $7.5 million, a 7% decrease from fourth quarter of 2017 gross margin of $8.1 million and a 26% increase from first quarter of 2017 gross margin of $5.9 million. Gross margin percentage in the first quarter of 2018 was 28%, as compared with 26% in the fourth quarter of 2017 and 26% in the first quarter of 2017.

The sequential decrease in aftermarket service revenue and gross margin were driven by the normal first quarter decrease in parts sales and maintenance services in the Latin America region.

Product Sales Segment
Product sales revenue in the first quarter of 2018 was $227.5 million, a 7% increase from fourth quarter of 2017 revenue of $211.9 million, and a 74% increase from first quarter of 2017 revenue of $130.9 million.

Product sales gross margin in the first quarter of 2018 was $27.2 million, an 11% increase from fourth quarter of 2017 gross margin of $24.5 million and a 140% increase from first quarter of 2017 gross margin of $11.3 million. Gross margin percentage in the first quarter of 2018 improved 40 basis points as compared to fourth quarter of 2017 and 330 basis points as compared to first quarter of 2017.

The sequential increase in revenue and gross margin was primarily due to an increase in processing and treating equipment and compression equipment sales, resulting from higher activity in the North America region. The gross margin was positively impacted as a result of a continued strong focus on productivity.

Product sales backlog was $426.9 million at March 31, 2018, as compared to $461.0 million at December 31, 2017 and $424.6 million at March 31, 2017. Product bookings for the first quarter of 2018 were $193.4 million, resulting in a book-to-bill ratio of 85%. This compares to bookings of $113.0 million for the fourth quarter of 2017 and bookings of $249.2 million for the first quarter of 2017.

Sale of PEQ Assets
On April 17, 2018, the Company entered into a definitive agreement for the sale of its North America production equipment manufacturing facility and associated inventory to Titan Production Equipment Acquisition, LLC, an affiliate of Castle Harlan, Inc. The sale is not expected to have a material financial impact to the Company, and it allows Exterran to accelerate its growth strategy by focusing as a systems and process company for oil, gas, water and power. The Company will continue to manufacture production equipment outside of North America. In addition, Exterran will continue to offer its customers complete solutions in gas gathering, processing, treating and compression, including offering production equipment in North America through Titan.

Conference Call Information
The Company will host a conference call at 10 a.m. Central Time on Thursday, May 3, 2018. The call can be accessed from the Company’s website at www.exterran.com or by telephone at 877-524-8416. For those who cannot listen to the live call, a telephonic replay will be available through Thursday, May 10, 2018 and may be accessed by calling 877-660-6853 and using the pass code 13679034.

For information, contact:
Dave Barta, Chief Financial Officer, 281-836-7825
Or visit www.exterran.com

About Exterran Corporation
Exterran Corporation (NYSE: EXTN) is a global systems and process company offering solutions in the oil, gas, water and power markets. We are a market leader in natural gas processing and treatment and compression products and services, providing critical midstream infrastructure solutions to customers throughout the world. Exterran Corporation is headquartered in Houston, Texas and operates in approximately 30 countries.

*****

Non-GAAP and Other Financial Information
Gross Margin is defined as revenue less cost of sales (excluding depreciation and amortization expense). Gross margin percentage is defined as gross margin divided by revenue. The Company evaluates the performance of its segments based on gross margin for each segment.

EBITDA, as adjusted, a non-GAAP measure, is defined as net income (loss) excluding income (loss) from discontinued operations (net of tax), cumulative effect of accounting changes (net of tax), income taxes, interest expense (including debt extinguishment costs), depreciation and amortization expense, impairment charges, restructuring and other charges, non-cash gains or losses from foreign currency exchange rate changes recorded on intercompany obligations, expensed acquisition costs and other items. EBITDA, as adjusted, excludes the benefit of the two previously announced sales of our Venezuelan assets.

Adjusted net income (loss) from continuing operations and diluted adjusted net income (loss) from continuing operations per common share, non-GAAP measures, are defined as net income (loss) and earnings per share, excluding the impact of income (loss) from discontinued operations (net of tax), cumulative effect of accounting changes (net of tax), impairment charges (net of tax), restructuring and other charges (net of tax), the benefit of the previously announced sale of our joint ventures’ Venezuelan assets, the effect of income tax adjustments that are outside of the Company’s anticipated effective tax rates and other items.

See tables below for additional information concerning non-GAAP financial information, including a reconciliation of the non-GAAP financial information presented in this press release to the most directly comparable financial information presented in accordance with GAAP. Non-GAAP financial information supplements should be read together with, and are not an alternative or substitute for, the Company’s financial results reported in accordance with GAAP. Because non-GAAP financial information is not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Forward-Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These statements may include words such as “guidance,” “anticipate,” “estimate,” “expect,” “forecast,” “project,” “plan,” “intend,” “believe,” “confident,” “may,” “should,” “can have,” “likely,” “future” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Examples of forward-looking information in this release include, but are not limited to: Exterran’s financial and operational strategies and ability to successfully effect those strategies; Exterran’s expectations regarding future economic and market conditions; Exterran’s financial and operational outlook and ability to fulfill that outlook; demand for Exterran’s products and services and growth opportunities for those products and services; and statements regarding industry activity levels and infrastructure build-out opportunities.

These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Exterran’s control, which could cause actual results to differ materially from such statements. As a result, any such forward-looking statements are not guarantees of future performance or results. While Exterran believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: local, regional, national and international economic conditions and the impact they may have on Exterran and its customers; Exterran’s reduced profit margins or loss of market share resulting from competition or the introduction of competing technologies by other companies; Exterran’s ability to secure new oil and gas product sales customers; conditions in the oil and gas industry, including a sustained imbalance in the level of supply or demand for oil or natural gas or a sustained low price of oil or natural gas; Exterran’s ability to timely and cost-effectively execute projects; Exterran enhancing its asset utilization, particularly with respect to its fleet of compressors; Exterran’s ability to integrate acquired businesses; employment and workforce factors, including the ability to hire, train and retain key employees; Exterran’s ability to accurately estimate costs and time required under Exterran’s fixed price contracts; liability related to the use of Exterran’s products and services; changes in political or economic conditions in key operating markets, including international markets; changes in current exchange rates, including the risk of currency devaluations by foreign governments, and restrictions on currency repatriation; risks associated with Exterran’s operations, such as equipment defects, equipment malfunctions and natural disasters; any non-performance by third parties of their contractual obligations, including the financial condition of our customers; changes in safety, health, environmental and other regulations; the effectiveness of Exterran’s internal controls going forward, including the existence of any control deficiencies identified in the future; the results of governmental actions relating to pending investigations, including Exterran’s pending Securities and Exchange Commission investigation; the results of any shareholder actions relating to the restatement of Exterran’s financial statements; the effect of the agreements related to Exterran’s spin-off, and the anticipated effects of restructuring its business; and Exterran’s indebtedness and its ability to fund its operations, capital commitments and other contractual cash obligations, including our debt obligations.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Exterran’s Annual Report on Form 10-K for the year ended December 31, 2017, and other filings with the Securities and Exchange Commission available on the Securities and Exchange Commission’s website www.sec.gov. A discussion of these risks is expressly incorporated by reference into this release. Except as required by law, Exterran expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

EXTERRAN CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended
	March 31,	December 31,	March 31,
	2018	2017	2017
Revenues:
Contract operations	$96,493	$95,322	$92,045
Aftermarket services	26,371	30,496	22,524
Product sales	227,519	211,871	130,856
	350,383	337,689	245,425
Costs and expenses:
Cost of sales (excluding depreciation and amortization expense):
Contract operations	35,385	34,251	30,798
Aftermarket services	18,897	22,428	16,612
Product sales	200,336	187,372	119,537
Selling, general and administrative	44,242	44,463	44,411
Depreciation and amortization	31,029	29,714	24,752
Long-lived asset impairment	1,804	5,700	—
Restatement related charges	621	408	2,172
Restructuring and other charges	—	154	2,308
Interest expense	7,219	7,497	7,087
Other (income) expense, net	1,420	537	(1,819)
	340,953	332,524	245,858
Income (loss) before income taxes	9,430	5,165	(433)
Provision for income taxes	5,492	3,082	11,890
Income (loss) from continuing operations	3,938	2,083	(12,323)
Income from discontinued operations, net of tax	1,399	4,579	32,644
Net income	$5,337	$6,662	$20,321

Basic net income per common share:
Income (loss) from continuing operations per common share	$0.11	$0.06	$(0.35)
Income from discontinued operations per common share	0.04	0.12	0.93
Net income per common share	$0.15	$0.18	$0.58

Diluted net income per common share:
Income (loss) from continuing operations per common share	$0.11	$0.06	$(0.35)
Income from discontinued operations per common share	0.04	0.12	0.93
Net income per common share	$0.15	$0.18	$0.58

Weighted average common shares outstanding used in net income per common share:
Basic	35,301	35,101	34,850
Diluted	35,373	35,179	34,850

EXTERRAN CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2018	December 31, 2017
ASSETS

Current assets:
Cash and cash equivalents	$17,336	$49,145
Restricted cash	546	546
Accounts receivable, net	237,211	266,052
Inventory, net	141,219	107,909
Costs and estimated earnings in excess of billings on uncompleted contracts	—	40,695
Contract assets	78,941	—
Other current assets	33,058	38,707
Current assets held for sale	16,604	15,761
Current assets associated with discontinued operations	17,781	23,751
Total current assets	542,696	542,566
Property, plant and equipment, net	837,528	822,279
Deferred income taxes	13,175	10,550
Intangible and other assets, net	98,118	76,980
Long-term assets held for sale	4,422	4,732
Long-term assets associated with discontinued operations	3,648	3,700
Total assets	$1,499,587	$1,460,807

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable, trade	$177,718	$148,744
Accrued liabilities	108,632	114,336
Deferred revenue	—	23,902
Billings on uncompleted contracts in excess of costs and estimated earnings	—	89,565
Contract liabilities	107,447	—
Current liabilities associated with discontinued operations	21,511	31,971
Total current liabilities	415,308	408,518
Long-term debt	386,580	368,472
Deferred income taxes	8,928	9,746
Long-term deferred revenue	—	92,485
Long-term contract liabilities	87,596	—
Other long-term liabilities	42,965	20,272
Long-term liabilities associated with discontinued operations	6,759	6,528
Total liabilities	948,136	906,021
Total stockholders’ equity	551,451	554,786
Total liabilities and stockholders’ equity	$1,499,587	$1,460,807

EXTERRAN CORPORATION
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except percentages)

	Three Months Ended
	March 31,	December 31,	March 31,
	2018	2017	2017
Revenues:
Contract operations	$96,493	$95,322	$92,045
Aftermarket services	26,371	30,496	22,524
Product sales	227,519	211,871	130,856
	$350,383	$337,689	$245,425

Gross margin:
Contract operations	$61,108	$61,071	$61,247
Aftermarket services	7,474	8,068	5,912
Product sales	27,183	24,499	11,319
Total	$95,765	$93,638	$78,478

Gross margin percentage:
Contract operations	63%	64%	67%
Aftermarket services	28%	26%	26%
Product sales	12%	12%	9%
Total	27%	28%	32%

Selling, general and administrative	$44,242	$44,463	$44,411
% of revenue	13%	13%	18%

EBITDA, as adjusted	$50,733	$50,501	$34,535
% of revenue	14%	15%	14%

Capital expenditures	$49,219	$52,551	$20,590
Less: Proceeds from sale of PP&E	(2,260)	(1,557)	(2,584)
Net Capital expenditures	$46,959	$50,994	$18,006

	March 31,	December 31,	March 31,
	2018	2017	2017

Product Sales Backlog:
Compression equipment	$206,252	$254,745	$221,994
Processing and treating equipment	199,122	178,814	143,562
Production equipment	9,481	14,138	36,126
Other product sales	12,041	13,349	22,872
Total product sales backlog	$426,896	$461,046	$424,554

EXTERRAN CORPORATION
UNAUDITED NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)

	Three Months Ended
	March 31,	December 31,	March 31,
	2018	2017	2017
Non-GAAP Financial Information—Reconciliation of Income (loss) before income taxes to Total gross margin:
Income (loss) before income taxes	$9,430	$5,165	$(433)
Selling, general and administrative	44,242	44,463	44,411
Depreciation and amortization	31,029	29,714	24,752
Long-lived asset impairment	1,804	5,700	—
Restatement related charges	621	408	2,172
Restructuring and other charges	—	154	2,308
Interest expense	7,219	7,497	7,087
Other (income) expense, net	1,420	537	(1,819)
Total gross margin (1)	$95,765	$93,638	$78,478

Non-GAAP Financial Information—Reconciliation of Net income to EBITDA, as adjusted:
Net income	$5,337	$6,662	$20,321
Income from discontinued operations, net of tax	(1,399)	(4,579)	(32,644)
Depreciation and amortization	31,029	29,714	24,752
Long-lived asset impairment	1,804	5,700	—
Restatement related charges	621	408	2,172
Restructuring and other charges	—	154	2,308
Interest expense	7,219	7,497	7,087
(Gain) loss on currency exchange rate remeasurement of intercompany balances	630	1,957	(1,462)
Loss on sale of business	—	—	111
Penalties from Brazilian tax programs	—	(94)	—
Provision for income taxes	5,492	3,082	11,890
EBITDA, as adjusted (2)	$50,733	$50,501	$34,535

Non-GAAP Financial Information—Reconciliation of Net income to Adjusted net income (loss) from continuing operations:
Net income	$5,337	$6,662	$20,321
Income from discontinued operations, net of tax	(1,399)	(4,579)	(32,644)
Income (loss) from continuing operations	3,938	2,083	(12,323)
Adjustment for items:
Long-lived asset impairment	1,804	5,700	—
Restatement related charges	621	408	2,172
Restructuring and other charges	—	154	2,308
Loss on sale of business	—	—	111
Penalties from Brazilian tax programs	—	(94)	—
Interest expense from Brazilian tax programs	—	(47)	—
Tax impact of adjustments (3)	—	22	(104)
Income tax benefit from Brazilian tax programs	—	(400)	—
Income tax benefit from U.S. and Argentina tax reforms	—	(8,708)	—
Adjusted net income (loss) from continuing operations (4)	$6,363	$(882)	$(7,836)

Diluted income (loss) from continuing operations per common share	$0.11	$0.06	$(0.35)
Adjustment for items, after-tax, per diluted common share	0.07	(0.09)	0.13
Diluted adjusted net income (loss) from continuing operations per common share (4) (5)	$0.18	$(0.03)	$(0.22)

(1) Management evaluates the performance of each of the Company’s segments based on gross margin. Total gross margin, a non-GAAP measure, is included as a supplemental disclosure because it is a primary measure used by our management to evaluate the results of revenue and cost of sales (excluding depreciation and amortization expense), which are key components of our operations. Management believes total gross margin is important supplemental information for investors because it focuses on the current performance of our operations and excludes the impact of the prior historical costs of the assets acquired or constructed that are utilized in those operations, the indirect costs associated with our SG&A activities, the impact of our financing methods, restatement related charges, restructuring and other charges and income taxes. In addition, the inclusion of depreciation and amortization expense may not accurately reflect the costs required to maintain and replenish the operational usage of our assets and therefore may not portray the costs from current operating activity.

(2) Management believes EBITDA, as adjusted, is an important measure of operating performance because it allows management, investors and others to evaluate and compare our core operating results from period to period by removing the impact of our capital structure (interest expense from outstanding debt), asset base (depreciation and amortization), our subsidiaries’ capital structure (non-cash gains or losses from foreign currency exchange rate changes on intercompany obligations), tax consequences, impairment charges, restatement related charges, restructuring and other charges, expensed acquisition costs and other items. Management uses EBITDA, as adjusted, as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, the Company's compensation committee has used EBITDA, as adjusted, in evaluating the performance of the Company and management and in evaluating certain components of executive compensation, including performance-based annual incentive programs.

(3) The tax impacts of adjustments were based on the Company’s statutory tax rates applicable to each item in the appropriate taxing jurisdictions. Using statutory tax rates for presentation of the non-GAAP measures allows a consistent basis for investors to understand financial performance of the Company across historical periods. The overall effective tax rate on adjustments was impacted by the inability to recognize tax benefits from charges in jurisdictions that are in cumulative-loss positions.

(4) Management believes adjusted net income (loss) from continuing operations and diluted adjusted net income (loss) from continuing operations per common share provide useful information to investors because it allows management, investors and others to evaluate and compare our core operating results from period to period by removing the impact of impairment charges, restructuring and other charges, restatement related charges, expensed acquisition costs and other items not appropriately reflective of our core business.

(5) Diluted adjusted net income (loss) from continuing operations per common share, was computed using the two-class method to determine the net income (loss) per share for each class of common stock and participating security (restricted stock and certain of our stock settled restricted stock units) according to participation rights in undistributed earnings. Accordingly, we have excluded adjusted net income from continuing operations attributable to participating securities of $0.2 million for the three months ended March 31, 2018 from our calculation of diluted adjusted net income from continuing operations per common share.